UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 17, 2021

JBG SMITH PROPERTIES

(Exact name of Registrant as specified in its charter)

Maryland	001-37994	81-4307010
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4747 Bethesda Avenue Bethesda MD Suite 200		20814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (240) 333-3600

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	JBGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02             Results of Operations and Financial Condition

On February 23, 2021, JBG SMITH Properties (the “Company”) announced its financial results for the three months and year ended December 31, 2020. The Company also released a Quarterly Investor Package, which contains a letter to shareholders, the earnings press release and supplemental information. A copy of the Quarterly Investor Package is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2021, the Company’s Board of Trustees increased the number of trustees from 11 to 12 and appointed Phyllis R. Caldwell to serve effective March 1, 2021 as a trustee until the 2021 annual meeting of stockholders.

Ms. Caldwell has served as Chair of the Board of Directors of Ocwen since March 15, 2016 and has served as a director of Ocwen since January 2015. Ms. Caldwell is founder and managing member of Wroxton Civic Ventures, LLC, which provides advisory services on various financial, housing and economic development matters, a position she has held since January 2012. Previously, Ms. Caldwell was Chief, Homeownership Preservation Office at the U.S. Department of the Treasury, responsible for oversight of the U.S. housing market stabilization, economic recovery and foreclosure prevention initiatives established through the Troubled Asset Relief Program, from November 2009 to December 2011. Prior to such time, Ms. Caldwell held various leadership roles during her 11 years at Bank of America until her retirement from Bank of America in 2007, serving most recently as President of Community Development Banking. Ms. Caldwell also serves or has served on the boards of other public and private businesses and numerous non-profit organizations engaged in housing and community development finance. Ms. Caldwell received her Master of Business Administration from the Robert H. Smith School of Business at the University of Maryland, College Park and holds a Bachelor of Arts in Sociology, also from the University of Maryland.

As a member of the Board of Trustees, Ms. Caldwell is entitled to certain compensation that all the Company’s non-employee trustees receive, including an annual grant of LTIP Units with a value of $100,000 and an annual cash retainer of $100,000 for service as a trustee. As a non-employee director, Ms. Caldwell may elect to receive any portion of the annual retainer in the form of fully vested LTIP Units.

In connection with her appointment to the Board of Trustees, the Company entered into an indemnification agreement with Ms. Caldwell. A description of the material terms of the indemnification agreement can be found in the section entitled “Certain Relationships and Related Party Transactions” in the Company’s definitive proxy statement, dated March 13, 2020, which was filed on March 13, 2020, which description is incorporated herein by reference. The description is not complete and is subject to and qualified in its entirety by reference to the Form of Indemnification Agreement filed as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on July 21, 2017, and is incorporated herein by reference.

Item 7.01             Regulation FD Disclosure

On February 23, 2021, the Company posted an investor presentation to its website at www.jbgsmith.com on the “Investor Relations” page. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities of that section, nor incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

99.1       Quarterly Investor Package for the quarter ended December 31, 2020.

99.2JBG SMITH Properties Investor Presentation.

99.3Press Release dated February 23, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded in the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JBG SMITH PROPERTIES

February 23, 2021	By:	/s/ M. Moina Banerjee

M. Moina Banerjee

Chief Financial Officer

(Principal Financial Officer)